EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Themes ETF Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Themes ETF Trust, for the year ended September 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Themes ETF Trust for the stated period.

/s/ Jose Gonzalez	/s/ Dobromir Kamburov
Jose Gonzalez	Dobromir Kamburov
Principal Executive Officer	Principal Financial Officer
Themes ETF Trust	Themes ETF Trust

Dated:	July 22, 2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Themes ETF Trust for purposes of Section 18 of the Securities Exchange Act of 1934.